UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2004

SONTRA MEDICAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	000-23017	41-1649949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Forge Parkway

Franklin, Massachusetts 02038

(Address of Principal Executive Offices) (Zip Code)

(508) 553-8850

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure.

On June 22, 2004, Sontra Medical Corporation (the “Registrant”) announced that, pursuant to a request from the FDA, it has submitted additional information in support of its 510(k) submission filed with the FDA in March 2004, requesting marketing clearance for its ultrasonic skin permeation device and topical lidocaine kit for rapid skin anesthesia. The Registrant anticipates that the FDA will respond to the additional information within ninety days or sooner. The Registrant expects to launch its topical lidocaine procedure tray following FDA 510(k) marketing clearance.

This filing contains forward-looking statements, which address a variety of subjects including the expected timing of the marketing approval and commercial availability of the SonoPrep device and lidocaine procedure tray. Statements that are not historical facts, including statements about the Registrant’s beliefs and expectations, are forward-looking statements. Such statements are based on the Registrant’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: adverse results in product development, clinical trials and commercialization efforts; difficulties or delays in obtaining regulatory approvals to market products resulting from development efforts; failure to obtain and maintain patent protection for discoveries; commercial limitations imposed by patents owned or controlled by third parties; dependence upon strategic partners to develop and commercialize products based on the Registrant’s work; the commercial success of products; and the requirement for substantial funding to conduct research and development and to expand commercialization activities. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Registrant’s filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-QSB. Forward-looking statements represent management’s current expectations and are inherently uncertain. The Registrant does not undertake any obligation to update its forward-looking statements.

A copy of the press release issued by the Registrant concerning the foregoing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sontra Medical Corporation

Date: June 23, 2004	By:	/s/ Sean F. Moran
Sean F. Moran Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 22, 2004.